Exhibit j (iii) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders
Federated Equity Funds:


We consent to the use of our reports dated December 27, 2007, for Federated Capital Appreciation Fund, Federated Mid Cap Growth Strategies Fund, Federated Market Opportunity Fund and Federated Technology Fund, portfolios of Federated Equity Funds, incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.



/s/ KPMG LLP

Boston, Massachusetts
December 27, 2007